                              CELLPRO, INCORPORATED
                            Balance Sheet Information
                      March 31, 1999 and February 28, 1999
                                    UNAUDITED

                                     ASSETS

                                                                March 31, 1999    February 28, 1999
                                                                -------------       -------------
Current assets:
  Cash and cash equivalents                                     $  17,061,247       $  16,526,579
  Marketable securities-VIMRx                                       2,000,000           2,784,256
  Accounts receivable-trade                                            72,785             104,718
  Accounts receivable-other                                           116,945             470,714
  Prepaids and other                                                  304,146             418,255
  Intercompany receivable                                             478,094             478,094
                                                                -------------       -------------
       Total current assets                                        20,033,217          20,782,616
                                                                -------------       -------------
Property and equipment                                                  3,000              79,007
Investments in subsidiaries                                         2,400,093           2,400,093
                                                                -------------       -------------
Total assets                                                    $  22,436,310       $  23,261,716
                                                                =============       =============

                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Prepetition debt                                              $  13,161,549       $  12,267,314
  Post petition liabilities:
  Accounts payable                                                      6,284              15,479
  Accrued liabilities                                                 405,527             418,974
                                                                -------------       -------------
       Total current liabilities                                   13,573,360          12,701,767
                                                                -------------       -------------

Stockholders' equity:
  Common stock                                                         14,634              14,634
  Additional paid-in capital                                      169,908,483         169,908,483
  Accumulated deficit                                            (161,060,167)       (159,363,168)
                                                                -------------       -------------
       Total stockholders' equity                                   8,862,950          10,559,949
                                                                -------------       -------------
Total liabilities & stockholders' equity                        $  22,436,310       $  23,261,716
                                                                =============       =============


See accompanying notes to financial information.



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



                              CELLPRO, INCORPORATED
                       Statement of Operations Information
                Months Ended March 31, 1999 and February 28, 1999
                                    UNAUDITED


                                           March 31, 1999    February 28, 1999
                                            -----------          ---------
  Net sales                                 $                    $
  Cost of sales
  Royalty costs
                                            -----------          ---------
  Gross profit-product
                                            -----------          ---------

  Revenue-contract
  Selling, general & administrative            (986,091)          (245,945)
                                            -----------          ---------
  Income (loss) from operations                (986,091)          (245,945)
                                            -----------          ---------

Other income (expense):
  Interest income                                61,326             57,889
  Interest expense                              (46,630)          (125,306)
  Other, net                                   (725,602)          (147,838)
                                            -----------          ---------
                                               (710,906)          (215,255)
                                            -----------          ---------
  Net income (loss)                         $(1,696,997)         $(461,200)
                                            ===========          =========


See accompanying notes to financial information.

NOTES TO FINANCIAL INFORMATION

1. REORGANIZATION AND BASIS OF PRESENTATION - The accompanying financial statements are unaudited and do not comply with generally accepted accounting principles. The accompanying financial statements do not include all adjustments to the carrying values of assets and liabilities which may result from their ultimate liquidation. Additionally, significant estimates were used in the preparation of the financial statements and actual results may vary significantly from these estimates. Operating results for the periods presented are not indicative of the results that may be expected for future periods.

    On October 28, 1998 (the "Petition Date"), the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the Western District of Washington, Seattle Division. Management filed an Amended Plan of Reorganization (the "Plan") and the proposed Disclosure Statement on March 23, 1999.

    Since the Petition Date the Company has continued in possession of its properties and, as Debtor-in-Possession, is authorized to operate and manage its businesses and enter into all transactions (including obtaining services, inventories and supplies) that it could have entered into in the ordinary course of business without approval of the Bankruptcy Court.

2. PRINCIPLES OF CONSOLIDATION - The financial statements include the accounts of CellPro, Incorporated (the "Company") but do not include the accounts of its wholly owned foreign subsidiaries. Accordingly, intercompany transactions and balances have not been eliminated.

3. MARKETABLE SECURITIES - Marketable securities at March 31, 1999 was comprised of 1,254,810 shares of VIMRx Pharmaceuticals, Inc. ("VIMRx") common stock, which are expected to be delivered to plaintiffs in partial settlement of the class action lawsuit discussed below in Note 10. These shares have been valued at an amount equal to the amount recorded in the financial statements for the underlying liability associated with settlement of such lawsuit. Accordingly, no adjustments have been made to the carrying value of this component of marketable securities. On March 26, 1999 the Company sold 627,405 shares for $627,405. Unrealized and realized losses have been included in other income (expense), net. There can be no assurance that the Company will ultimately realize the amounts presented from this asset.

4. TRADE RECEIVABLES - Trade receivables include amounts due from domestic and international customers. The ultimate amount of bad debts cannot be accurately estimated at this time. In light of the Company's Chapter 11 proceedings, the ultimate amount of bad debts is likely to exceed the amount of established reserves.

5. INTERCOMPANY RECEIVABLE - The intercompany receivable represents amounts due from the Company's European subsidiaries. The Company does not expect to collect any of this receivable.

6. PROPERTY AND EQUIPMENT - The balance in property and equipment reflects the Company's estimate of liquidation value of assets which remain to be sold on the dates presented. There can be no assurance that the remaining assets will yield the amount estimated. An auction of personal property was held on February 23, 1999. The net auction proceeds are currently estimated at $419,000. In March, 1999 $402,269 of the proceeds were received. The balance is expected in April. The unpaid portion of the proceeds has been included in accounts receivable-other.

7. INVESTMENT IN SUBSIDIARIES - Investment in subsidiaries reflects the amounts contributed to the Company's foreign subsidiaries. The Company does not expect any return of this investment.

8. PREPETITION DEBT - Prepetition debt includes the Company's best estimate of debts outstanding as of the Petition Date, October 28, 1998. In February, 1999 the Company accrued interest at a rate of 4.242% on certain classes of prepetition debt in accordance with the provisions of the Plan. The interest accrual covered the period from October 28, 1998 through February 28, 1999. An additional accrual was made as of March 31, 1999 for interest for the month of March at 4.242%. Future accruals will be made in future months, through the Effective Date, in a manner consistent with the Plan. The Company has reached an agreement to compromise a significant claim filed in response to its rejection of an executory contract. The settlement resulted in an increase in prepetition debt of $850,000 and has been included in prepetition debt as of March 31, 1999.

9. PATENT LITIGATION - On September 28, 1998, the Company entered into a Settlement Agreement with The Johns Hopkins University, Becton Dickinson and Company and Baxter Healthcare Corporation to settle and compromise all pending and potential disputes and differences between them related to the civil actions then pending in the United States District Court for the District of Delaware captioned Johns Hopkins University et.al. v. CellPro, Civil Action-No. 94-105-RRM, and CellPro v. The Johns Hopkins University et.al., Civil Action-No. 94-244-RRM. The Settlement Agreement provides, among other things, for payments by the Company aggregating approximately $15.7 million in exchange for the plaintiffs' settlement and compromise of all claims relating to this litigation. On October 5, 1998, in partial satisfaction of the Company's obligations under the Settlement Agreement, plaintiffs drew down a $9.0 million bond issued in their favor by Insurance Company of North America and cash collateralized by the Company.

10. SECURITIES LITIGATION - A memorandum of understanding has been entered into in respect of the action entitled Oxford Systems, Inc. et.al. v. CellPro, Inc. et.al., Case No. 98-298Z, pending in the United States District Court for the Western District of Washington. Pursuant to such understanding, the parties to the litigation have agreed to execute a Stipulation of Settlement providing, among other things and subject to Bankruptcy Court approval, for an agreed cash payment to be made by the defendants' insurance carrier, and a non-cash payment to be made by the Company of 1,254,810 shares of common stock paid in consideration for the sale and transfer of the assets conveyed pursuant to the Asset Purchase Agreement more fully discussed below.

    In addition, the parties to that certain action entitled Florida State Board of Administration v. CellPro, Inc., et.al., Case No. C98-968R, pending in the United States District Court for the Western District of Washington have agreed, subject to Bankruptcy Court approval, to fully and finally settle the above captioned litigation in exchange for a $175,000 payment from the Company.

11. DISTRIBUTION AGREEMENT - On October 28, 1998, the Company and Baxter Healthcare Corporation ("Baxter") executed and delivered a Distribution Agreement providing for the appointment of Baxter during the term of the Distribution Agreement as the exclusive worldwide distributor of disposable kits and antibody for use with the Company's CEPRATE(R) SC System. Pursuant to the Distribution Agreement, Baxter was obligated to purchase from the Company, and the Company was obligated to sell to Baxter, 800 disposable kits for use with the CEPRATE(R) SC System for a purchase price of $4,084.27 per kit. To the extent available, Baxter could also purchase from the Company additional vials of antibody for use with the CEPRATE(R) SC System for a purchase price of $945 per vial. Baxter had an option to purchase up to an additional 800 disposable kits (and additional antibody) on the same terms and conditions as the initial 800 kits (and additional antibody). Baxter has informed the Company that they do not wish to purchase additional disposable kits.

    The Company completed its manufacturing responsibilities under the Distribution Agreement in December 1998. The Distribution Agreement also requires that CellPro satisfy, and use reasonable efforts to retain the employees reasonably necessary for fulfillment of, the Company's technical support and equipment service and regulatory reporting and compliance responsibilities until the earlier to occur of the date (i) that is one year from the closing of the sale of the assets subject to the Purchase Agreement or (ii) of final liquidation of substantially all the Company's assets. As of January 29, 1999 the Company had liquidated substantially all of its assets.

12. ASSET PURCHASE AGREEMENT - On October 28, 1998 the Company entered into an Asset Purchase Agreement with Nexell Therapeutics, Inc. ("NTI") to sell, subject to overbid and approval of the Bankruptcy Court, all of its intellectual property and certain related tangible and intangible assets. In exchange, NTI agreed to transfer to the Company shares of registered common stock of VIMRx Pharmaceuticals, Inc. with a value of $3.0 million. This transaction closed on January 29, 1999. The Company received 1,882,215 shares of VIMRx common stock. The number of shares issued was calculated based on the average of the closing prices for such stock on the 15 trading days ending three business days prior to closing the sale. The Company sold 627,405 shares on March 26, 1999 and intends to exchange the remaining 1,254,810 shares in satisfaction of outstanding liabilities of the Company.

13. LEASE TERMINATION AGREEMENT - On October 28, 1998 the Company entered into a Lease Termination Agreement with CarrAmerica Realty Corporation. Pursuant to such Lease Termination Agreement the Company agreed, subject to approval of the Bankruptcy Court, in exchange for a $4.0 million cash payment to the Company by CarrAmerica, to terminate its leasehold interests in its two U.S. facilities on agreed dates, and to surrender to CarrAmerica tenant improvements and certain equipment installed on such premises. The Lease Termination Agreement was approved by the Bankruptcy Court on December 16, 1998. The Company received $3,950,000 of the proceeds from the Lease Termination Agreement in January 1999. The remaining $50,000 is payable upon removal of any hazardous materials from the premises. Such hazardous materials have been removed and the Company is awaiting payment.

14. LIQUIDATION OF OTHER ASSETS - The Company has sold substantially all of its furniture, equipment and other assets as of March 31, 1999. The Company has ceased all international operations and its European subsidiaries are liquidating their respective assets associated with such operations.

15. EMPLOYEE OBLIGATIONS - The Company has remaining commitments under the court-approved retention pay program totaling approximately $225,000 as of March 31, 1999. The Company recognizes expenses associated with such program when amounts become payable thereunder.

16. DISPUTED CLAIMS - The Company has received approximately $200,000 in prepetition claims which are currently disputed and which have not been reflected in prepetition liabilities. Additional claims related to the Company's rejection of certain executory contracts may be made against the Company. The amount of such claims may be material but cannot be currently estimated.

17. NET OPERATING LOSS CARRYFORWARD- The Company's net operating loss carryforward as of March 31, 1998, the date of the most recently filed tax return, was approximately $122,200,000. In addition, the Company had a significant loss for the year ended March 31, 1999. The Company's ability to use its net operating losses to offset future taxable income is subject to restrictions enacted in the United States Internal Revenue Code of 1986 as amended (the "Code"). These restrictions could limit the future use of the net operating losses if certain stock ownership changes described in the Code occur. As of March 8, 1999, a preliminary analysis prepared by PricewaterhouseCoopers LLP indicated that at such time owner-shifts in the Company's equity securities fell below the threshold set forth in Section 382 of the Internal Revenue Code which would otherwise require such restrictions. There can be no assurance that a change in control has not occurred since that date or that one will not occur in the future.

INVESTMENT CONSIDERATIONS

The Company desires to take advantage of certain provisions of the Private Securities Litigation Reform Act of 1995, enacted in December 1995 (the "Reform Act") that provided a "safe harbor" for forward-looking statements made by or on behalf of the Company. The Company hereby cautions stockholders, prospective investors in the Company and other readers that certain important factors in some cases have affected, and in the future could affect, the Company's stock price or cause the Company's actual results for future periods to differ materially from those expressed in any forward-looking statements, oral or written, made by or on behalf of the Company. Stockholders, prospective investors and other readers should note that the Company has filed a plan of reorganization providing for liquidation of all its assets in connection with its filing for protection under Chapter 11 of the Bankruptcy Code. This plan may have the effect of compromising creditor claims in the event liquidation proceeds are insufficient to pay creditors in full, which would likely result in a total loss of any shareholder investment. A more extensive discussion of investment considerations is set forth in the Company's Annual Report on Form 10-K for the year ended March 31, 1998 in the section titled "Investment Considerations." Particular attention should be given to the Investment Considerations labeled "Legal Proceedings," "Patents and Proprietary Technology," "Future Capital Needs; Potential Inability to Access Capital Markets; Possible Insolvency" and "Dependence on CEPRATE(R) SC System" in CellPro's annual report.